Exhibit 99.1

China Automotive Systems Reports Almost 200% Increase in Net Income
in the Second Quarter of 2022

WUHAN, China, August 12, 2022 -- China Automotive Systems, Inc. (NASDAQ: CAAS) ("CAAS" or the "Company"), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the second quarter and six months ended June 30, 2022.

Second Quarter 2022 Highlights

•	Net sales rose 5.5% to $127.2 million from $120.6 million in the second quarter of 2021.

•	Gross profit increased 43.7% to $22.7 million from $15.8 million in the second quarter of 2021; gross margin was 17.9%, compared with 13.1% in the second quarter of 2021.

•	Income from operations was $7.2 million, compared to income from operations of $0.1 million in the second quarter of 2021.

•	Net income attributable to parent company's common shareholders was $9.4 million, or diluted earnings per share of $0.31, compared to net income attributable to parent company's common shareholders of $3.2 million, or diluted earnings per share of $0.10 in the second quarter of 2021.

First Six Months of 2022 Highlights

•	Net sales grew by 5.1% to $263.6 million, compared to $250.9 million in the first six months of 2021.

•	Gross profit increased by 5.1% to $37.4 million, compared to $35.6 million in the first six months of 2021; gross margin was 14.2% in the first six months of 2022, which is consistent with 14.2% in the first six months of 2021.

•	Income from operations was $5.7 million compared with income from operations of $4.3 million in the first six months of 2021.

•	Net income attributable to parent company’s common shareholders was $9.4 million, compared to net income attributable to parent company’s common shareholders of $6.4 million in the first six months of 2021; diluted earnings per share attributable to parent company’s common shareholders was $0.30, compared to diluted earnings per share attributable to parent company’s common shareholders of $0.21 in the first six months of 2021.

•	Net cash provided by operating activities was $14.5 million in the first six months of 2022.

•	Cash and cash equivalents, and pledged cash were $143.8 million as of June 30, 2022.

Mr. Qizhou Wu, Chief Executive Officer of CAAS, commented, "Our second quarter 2022 sales grew a modest 5.5% as the Chinese economy slowed with GDP growth of 0.4% in the second quarter of 2022 and 2.5% for the first half of 2022. However, most of our divisions reported higher sales except for our commercial vehicle business which was hindered by weak industry demand. Most encouragingly, net sales of our advanced electric power steering (“EPS”) grew by 39.7% and our sales into the North and South American markets also increased in the second quarter of 2022.”

“According to statistics from the China Association of Automobile Manufacturers, overall automobile sales in China declined by 13.3% in the second quarter of 2022 with passenger vehicles sales declining by 2.2% and commercial vehicle sales down by 50.1% in the second quarter of 2022. For the six months ended June 30, 2022, overall car sales declined by 6.6% as passenger vehicle sales grew 3.4% and commercial vehicle sales decreased by 41.2%.”

“During the second quarter of 2022, we increased our investment in research and development by 33.9% mainly to improve and expand our EPS products portfolio. We also reduced spending in selling, and general and administrative expenses in the second quarter of 2022.”

Mr. Jie Li, Chief Financial Officer of CAAS, commented, “We maintained a strong balance sheet with cash and cash equivalents plus pledged cash of $143.8 million and working capital of $150.1 million at June 30, 2022. In the second quarter of 2022, we generated cash flow from operations of $14.5 million, and we also announced a share repurchase program of up to $5.0 million of our outstanding common shares periodically over the next 12 months. We believe that we are turning the corner and cautiously optimistic about the second half of year.”

Second Quarter of 2022

Net sales increased by 5.5% to $127.2 million in the second quarter of 2022, compared to $120.6 million in the second quarter of 2021. Net sales of traditional steering products and parts decreased by 2.6% to $94.8 million for the second quarter of 2022, compared to $97.4 million for the same period in 2021. Net sales of electric power steering (“EPS”) products rose 39.7% to $32.4 million from $23.2 million for the same period in 2021. EPS product sales were 25.5% of the total net sales for the second quarter of 2022, compared with 19.2% for the same period in 2021. Export net sales to North American customers rose by 20.1% to $38.3 million in the second quarter of 2022 compared with $31.9 million in the second quarter of 2021.

Gross profit rose by 43.7% to $22.7 million compared to $15.8 million in the second quarter of 2021. Gross margin in the second quarter of 2022 was 17.9% compared with 13.1% in the second quarter of 2021. The increase in gross margin was mainly due to the changes in the product mix and an increase in selling price.

Gain on other sales was $2.1 million, compared to $0.7 million in the second quarter of 2021.

Selling expenses decreased by 8.5% to $4.1 million compared to $4.4 million in the second quarter of 2021, which was primarily due to lower transportation expenses. Selling expenses represented 3.2% of net sales in the second quarter of 2022 compared to 3.6% in the second quarter of 2021.

General and administrative expenses ("G&A expenses") decreased by 6.6% to $5.7 million compared to $6.1 million in the second quarter of 2021, which was primarily due to lower office expenses and professional service fees. G&A expenses represented 4.5% of net sales in the second quarter of 2022 compared to 5.1% of net sales in the second quarter of 2021.

Research and development expenses ("R&D expenses") increased by 33.9% to $7.9 million compared to $5.9 million in the second quarter of 2021. R&D expenses represented 6.2% of net sales in the second quarter of 2022 compared to 4.9% in the second quarter of 2021.

Other income, net was $2.8 million for the second quarter of 2022, compared to $1.5 million for the three months ended June 30, 2021.

Income from operations was $7.2 million in the second quarter of 2022, compared to income from operations of $0.1 million in the second quarter of 2021. The increase was primarily due to higher sales and gross profits and cost controls.

Interest expense was $0.4 million in the second quarter of 2022, substantially consistent with $0.3 million in the second quarter of 2021.

Net financial income was $2.5 million in the second quarter of 2022, compared to net financial income of $0.2 million in the second quarter of 2021. The change in net financial income was primarily due to a higher foreign exchange benefit in the second quarter of 2022.

Income before income tax expenses and equity in earnings of affiliated companies was $12.2 million in the second quarter of 2022, compared to income before income tax expenses and equity in earnings of affiliated companies of $1.5 million in the second quarter of 2021.

Net income attributable to parent company's common shareholders was $9.4 million in the second quarter of 2022, compared to net income attributable to parent company's common shareholders of $3.2 million in the second quarter of 2021. Diluted earnings per share was $0.31 in the second quarter of 2022, compared to $0.10 per share in the second quarter of 2021.

The weighted average number of diluted common shares outstanding was 30,849,009 in the second quarter of 2022 compared to 30,855,406 in the second quarter of 2021.

First Six Months of 2022

Net sales increased 5.1% to $263.6 million in the first six months of 2022 compared to $250.9 million in the first six months of 2021. Six-month gross profit was $37.4 million, compared to $35.6 million in the corresponding period last year. Six-month gross margin was 14.2%, which is consistent with 14.2% in the first six months of 2021. The gain on other sales was $3.0 million in the first six months of 2022, compared to $2.0 million in the corresponding period last year. Income from operations was $5.7 million in the first six months of 2022, compared with income from operations of $4.3 million in the first six months of 2021.

Net income attributable to parent company’s common shareholders was $9.4 million in the first six months of 2022, compared to net income attributable to parent company’s common shareholders of $6.4 million in the corresponding period in 2021. Diluted earnings per share was $0.30 in the first six months of 2022, compared to diluted earnings per share of $0.21 in the first six months of 2021.

Balance Sheet

As of June 30, 2022, total cash and cash equivalents, and pledged cash were $143.8 million, total accounts receivable including notes receivable were $203.5 million, accounts payable including notes payable were $210.7 million and short-term loans were $47.6 million. Total parent company stockholders' equity was $313.6 million as of June 30, 2022, compared to $321.0 million as of December 31, 2021.

Business Outlook

Management has increased its revenue guidance for the full year 2022 to $500.0 million. This target is based on the Company's current views on operating and market conditions, which are subject to change.

Conference Call

Management will conduct a conference call on August 12, 2022 at 8:00 A.M. EDT/8:00 P.M. Beijing Time to discuss these results. A question and answer session will follow management's presentation. To participate, please see the dial-in information below, enter the call 10 minutes before the call start time and ask to be connected to the "China Automotive Systems" conference call:

US Toll Free: +1-877-545-0523

International: +1-973-528-0016

China (toll free): + 86 400 120 3199

Code: 149363

A replay of the call will be available on the Company’s website under the investor relations section.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through ten Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 6 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Fiat Chrysler Automobiles (FCA) and Ford Motor Company in North America. For more information, please visit: http://www.caasauto.com.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 30, 2022, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. If the outbreak of COVID-19 is not effectively and timely controlled, our business operations and financial condition may be materially and adversely affected as a result of the deteriorating market outlook for automobile sales, the slowdown in regional and national economic growth, weakened liquidity and financial condition of our customers or other factors that we cannot foresee. Any of these factors and other factors beyond our control, could have an adverse effect on the overall business environment, cause uncertainties in the regions where we conduct business, cause our business to suffer in ways that we cannot predict and materially and adversely impact our business, financial condition and results of operations. A prolonged disruption or any further unforeseen delay in our operations of the manufacturing, delivery and assembly process within any of our production facilities could continue to result in delays in the shipment of products to our customers, increased costs and reduced revenue. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

jieli@chl.com.cn

Kevin Theiss

Awaken Advisors

+1-212-521-4050

Kevin@awakenlab.com

-Tables Follow –

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Three Months Ended June 30,
	2022	2021
Net product sales ($9,158 and $15,750 sold to related parties for the three months ended June 30, 2022 and 2021)	$127,161	$120,604
Cost of products sold ($6,496 and $7,197 purchased from related parties for the three months ended June 30, 2022 and 2021)	104,450	104,775
Gross profit	22,711	15,829
Gain on other sales	2,105	725
Less: Operating expenses
Selling expenses	4,068	4,446
General and administrative expenses	5,662	6,063
Research and development expenses	7,886	5,926
Total operating expenses	17,616	16,435
Income from operations	7,200	119
Other income, net	2,804	1,506
Interest expense	(370)	(294)
Financial income, net	2,543	182
Income before income tax expenses and equity in earnings of affiliated companies	12,177	1,513
Less: Income taxes	3,156	198
Add: Equity in earnings of affiliated companies	914	1,613
Net income	9,935	2,928
Less: Net income/(loss) attributable to non-controlling interests	500	(279)
Accretion to redemption value of redeemable non-controlling interests	(7)	(7)
Net income attributable to parent company’s common shareholders	$9,428	$3,200
Comprehensive income:
Net income	$9,935	$2,928
Other comprehensive income:
Foreign currency translation (loss)/income, net of tax	(19,055)	5,586
Comprehensive (loss)/income	(9,120)	8,514
Less: Comprehensive (loss)/income attributable to non-controlling interests	(642)	73
Accretion to redemption value of redeemable non-controlling interests	(7)	(7)
Comprehensive (loss)/income attributable to parent company	$(8,485)	$8,434

Net income attributable to parent company’s common shareholders per share -
Basic	$0.31	$0.10
Diluted	$0.31	$0.10

Weighted average number of common shares outstanding -
Basic	30,847,706	30,851,776
Diluted	30,849,009	30,855,406

 China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(In thousands of USD, except share and per share amounts)

	Six Months Ended June 30,
	2022	2021
Net product sales ($20,162 and $32,325 sold to related parties for the six months ended June 30, 2022 and 2021)	$263,557	$250,945
Cost of products sold ($14,036 and $15,411 purchased from related parties for the six months ended June 30, 2022 and 2021)	226,112	215,368
Gross profit	37,445	35,577
Gain on other sales	3,036	2,041
Less: Operating expenses
Selling expenses	8,380	10,055
General and administrative expenses	10,416	10,678
Research and development expenses	16,023	12,606
Total operating expenses	34,819	33,339
Income from operations	5,662	4,279
Other income, net	6,323	3,229
Interest expense	(772)	(637)
Financial income/(expense), net	4,558	(57)
Income before income tax expenses and equity in earnings of affiliated companies	15,771	6,814
Less: Income taxes expense	4,114	839
Add: Equity in (loss)/earnings of affiliated companies	(1,573)	184
Net income	10,084	6,159
Less: Net income/(loss) attributable to non-controlling interests	700	(261)
Accretion to redemption value of redeemable non-controlling interests	(15)	(14)
Net income attributable to parent company’s common shareholders	$9,369	$6,406
Comprehensive income:
Net income	$10,084	$6,159
Other comprehensive income:
Foreign currency translation (loss)/income, net of tax	(17,618)	3,315
Comprehensive (loss)/income	(7,534)	9,474
Less: Comprehensive loss attributable to non-controlling interests	(353)	(52)
Accretion to redemption value of redeemable non-controlling interests	(15)	(14)
Comprehensive (loss)/income attributable to parent company	$(7,196)	$9,512

Net income attributable to parent company’s common shareholders per share -
Basic	$0.30	$0.21
Diluted	$0.30	$0.21

Weighted average number of common shares outstanding -
Basic	30,849,730	30,851,776
Diluted	30,850,859	30,856,571

Share-based compensation included in operating expense above is as follows:
General and administrative expenses	—	88

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$112,421	$131,695
Pledged cash	31,401	27,804
Accounts and notes receivable, net - unrelated parties	192,894	195,729
Accounts and notes receivable, net - related parties	10,597	14,607
Inventories	109,787	116,493
Other current assets	34,330	15,052
Total current assets	491,430	501,380
Non-current assets:
Property, plant and equipment, net	113,271	127,721
Land use rights, net	10,055	10,732
Long-term investments	58,363	36,966
Other non-current assets	20,717	39,963
Total assets	$693,836	$716,762

LIABILITIES, MEZZANINE EQUITY AND STOCKHOLDERS' EQUITY
Current liabilities:
Short-term loans	$47,569	$47,592
Accounts and notes payable-unrelated parties	200,576	214,590
Accounts and notes payable-related parties	10,123	13,464
Accrued expenses and other payables	54,031	50,332
Other current liabilities	29,046	25,838
Total current liabilities	341,345	351,816
Long-term liabilities:
Long-term tax payable	15,805	21,075
Long-term loans	480	-
Other non-current liabilities	6,495	6,430
Total liabilities	$364,125	$379,321

Commitments and Contingencies (See Note 22)

Mezzanine equity:
Redeemable non-controlling interests	568	553

Stockholders’ equity:
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued – 32,338,302 and 32,338,302 shares as of June 30, 2022 and December 31, 2021, respectively	$3	$3
Additional paid-in capital	63,731	63,731
Retained earnings-
Appropriated	11,481	11,481
Unappropriated	235,732	226,363
Accumulated other comprehensive income	8,152	24,717
Treasury stock – 1,555,711 and 1,486,526 shares as of June 30, 2022 and December 31, 2021, respectively	(5,457)	(5,261)
Total parent company stockholders' equity	313,642	321,034
Non-controlling interests	15,501	15,854
Total stockholders' equity	329,143	336,888
Total liabilities, mezzanine equity and stockholders' equity	$693,836	$716,762

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(In thousands of USD unless otherwise indicated)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net income	$10,084	$6,159
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Share-based compensation	-	88
Depreciation and amortization	12,012	13,117
Provision of credit losses	527	311
Deferred income taxes	2,945	469
Equity in loss/(earnings) of affiliated companies	1,573	(184)
Loss on fixed assets disposals	46	9
(Increase)/decrease in:
Accounts and notes receivable	(4,333)	6,887
Inventories	896	(7,036)
Other current assets	(1,218)	(1,250)
Increase/(decrease) in:
Accounts and notes payable	(6,156)	(6,291)
Accrued expenses and other payables	(2,643)	(4,030)
Long-term taxes payable	(2,809)	(2,809)
Other current liabilities	3,560	105
Net cash provided by operating activities	14,484	5,545
Cash flows from investing activities:
Decrease/(increase) in demand loans included in other non-current assets	291	(137)
Repayment of loan from a related party	-	154
Cash received from property, plant and equipment sales	572	206
Payments to acquire property, plant and equipment (including $ 2,143 and $330 paid to related parties for the six months ended June 30, 2022 and 2021, respectively)	(7,881)	(3,927)
Payments to acquire intangible assets	(41)	(303)
Investment under the equity method	(5,480)	-
Purchase of short-term investments	(59,758)	(31,253)
Proceeds from maturities of short-term investments	45,150	23,806
Cash received from long-term investment	2,704	4,785
Net cash used in investing activities	(24,443)	(6,669)
Cash flows from financing activities:
Proceeds from bank loans	35,852	34,990
Repayments of bank loans	(32,916)	(43,081)
Repayments of the borrowing for sale and leaseback transaction	(1,130)	(2,217)
Repurchase of common shares	(196)	-
Acquisition of non-controlling interest	-	(538)
Net cash provided by/(used in) financing activities	1,610	(10,846)
Effects of exchange rate on cash, cash equivalents and pledged cash	(7,327)	1,226
Net decrease in cash, cash equivalents and pledged cash	(15,676)	(10,744)
Cash, cash equivalents and pledged cash at beginning of the period	159,498	128,061
Cash, cash equivalents and pledged cash at end of the period	$143,822	$117,317